Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110008947-52
Filing Date and Time 01/06/2011 12:14 PM
Entity Number E0007062011

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation:	MEDIA MECHANICS, INC.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: INCORP SERVICES, INC. Name ☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (Number of shares corporation is authorized to issue)	Number of shares With par value: 300,000,000	Par value Per share: $0.001	Number of shares Without par value: 0
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. MATTHEW ZIPCHEN - SEE ATTACHED
Name
	2360 CORPORATE CIRCLE STE	HENDERSON	NV	89074-7722
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one incorporator)
	INCORP SERVI - SEE ATTACHED	X /s/ INCORP SERVICES, INC.
	Name	Incorporator Signature

	2360 CORPORATE CIRCLE STE	HENDERSON	NV	89074-7722
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named entity.
	X /s/ INCORP SERVICES, INC.			1/6/2011
	Authorized Signature of Registered Agent of On Behalf of registered Agent Entity			Date

This form must be accompanied by appropriate fees.

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)
CONTINUED
Includes data that is too long to fit in the fields on the NRS 78 Form

ENTITY NAME:	MEDIA MECHANICS, INC.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	Not Applicable

REGISTERED AGENT NAME:	INCORP SERVICES, INC.

STREET ADDRESS:	Not Applicable

MAILING ADDRESS:	Not Applicable

ADDITIONAL	Directors/Trustess
Name: MATTHEW ZIPCHEN Address: 2360 CORPORATE CIRCLE STE 400 City: HENDERSON State: NV ZIP Code: 89074-7722

ADDITIONAL	Incorporators
Name: INCORP SERVICES, INC. Address: 2360 CORPORATE CIRCLE STE 400 City: HENDERSON State: NV ZIP Code: 89074-7722

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that MEDIA MECHANICS, INC., did on
January 6, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 6, 2011 /s/ Ross Miller Ross Miller Secretary of State